Exhibit 5.1



            [KAYE, SCHOLER, FIERMAN, HAYS, & HANDLER, LLP LETTERHEAD]


                                                           (212) 836-8000

                                    July 25, 1996



          Veeco Instruments Inc.
          Terminal Drive
          Plainview, New York 11803

          Ladies and Gentlemen:

                     We have acted as special counsel to Veeco Instruments Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 325,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), 300,000 of which may be issued upon the exercise of stock options to be granted pursuant to the Company's Amended and Restated 1992 Employees' Stock Option Plan and 25,000 of which may be issued upon the exercise of stock options granted pursuant to the Company's Amended and Restated 1994 Stock Option Plan for Outside Directors (collectively, the "Option Plans").

                     In that connection, we have reviewed the Company's certificate of incorporation, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement, the Option Plans and such other documents and proceedings as we have deemed appropriate.

                     On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Option Plans and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

                     Our opinion set forth above is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Delaware, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of



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          Veeco Instruments Inc.         2                   July 25, 1996


          persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                /s/ Kaye, Scholer, Fierman, Hays & Handler, LLP